UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

185 International Drive

Portsmouth, NH 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 225-1560

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On May 19, 2020, Sprague Operating Resources LLC (the “U.S. Borrower”) and Kildair Service ULC (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), wholly owned subsidiaries of Sprague Resources LP (the “Partnership”), entered into a second amended and restated credit agreement (the “Credit Agreement”), which replaced the amended and restated credit agreement, dated December 9, 2014. The Credit Agreement matures on May 19, 2022. The Partnership and certain of its subsidiaries (the “Subsidiary Guarantors”) are guarantors of the obligations under the Credit Agreement. Obligations under the Credit Agreement are secured by substantially all of the assets of the Partnership, the Borrowers and the Subsidiary Guarantors (collectively, the “Loan Parties”).

The revolving credit facilities under the Credit Agreement contain, among other items, the following:

•	A committed U.S. dollar revolving working capital facility of up to $465.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;
•	An uncommitted U.S. dollar revolving working capital facility of up to $200.0 million, subject to borrowing base limits and the sole discretion of the lenders, to be used for working capital loans and letters of credit;
•	A multicurrency revolving working capital facility of up to $85.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;
•	A revolving acquisition facility of up to $430.0 million, subject to borrowing base limits, to be used for loans and letters of credit to fund capital expenditures and acquisitions and other general corporate purposes; and
•	Subject to certain conditions, including the receipt of additional commitments from lenders, the ability to increase the U.S. dollar revolving working capital facility to up to $1.2 billion and the multicurrency revolving working capital facility to up to $320 million, subject to a maximum combined increase in commitments for both facilities of $470 million in the aggregate. Additionally, subject to certain conditions, the revolving acquisition facility may be increased to up to $750 million.

Indebtedness under the Credit Agreement bears interest, at the Borrowers' option, at a rate per annum equal to either (i) the Eurocurrency Rate (which is the LIBOR Rate for loans denominated in U.S. dollars and CDOR for loans denominated in Canadian dollars, in each case adjusted for certain regulatory costs, and in each case with a floor of 0.50%) for interest periods of one, two, three or six months plus a specified margin or (ii) an alternate rate plus a specified margin.

For loans denominated in U.S. dollars, the alternate rate is the Base Rate which is the highest of (a) the U.S. Prime Rate as in effect from time to time, (b) the greater of the Federal Funds Effective Rate and the Overnight Bank Funding Rate as in effect from time to time plus 0.50% and (c) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.

For loans denominated in Canadian dollars, the alternate rate is the Prime Rate which is the higher of (a) the Canadian Prime Rate as in effect from time to time and (b) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.

The specified margins for the working capital revolving facilities vary based on the utilization of the working capital facilities as a whole, measured on a quarterly basis. On or prior to November 19, 2020, the specified margin for (x) the committed U.S. dollar revolving working capital facility will range from 1.25% to 1.75% for loans bearing interest at the Base Rate and from 2.25% to 2.75% for loans bearing interest at the Eurocurrency Rate, (y) the uncommitted U.S. dollar revolving working capital facility will range from 1.00% to 1.50% for loans bearing interest at the Base Rate and 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate and (z) the multicurrency revolving working capital facility will range from 1.25% to 1.75% for loans bearing interest at the Base Rate and 2.25% to 2.75% for loans bearing interest at the Eurocurrency Rate. After November 19, 2020, the specified margin for (x) the committed U.S. dollar revolving working capital facility will range from 0.75% to 1.25% for loans bearing interest at the Base Rate and from 1.75% to 2.25% for loans bearing interest at the Eurocurrency Rate, (y) the uncommitted U.S. dollar revolving working capital facility will range from 0.50% to 1.00% for loans bearing interest at the Base Rate and 1.50% to 2.00% for loans bearing interest at the Eurocurrency Rate and (z) the multicurrency revolving working capital facility will range from 0.75% to 1.25% for loans bearing interest at the Base Rate and 1.75% to 2.25% for loans bearing interest at the Eurocurrency Rate.

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The specified margin for the revolving acquisition facility varies based on the consolidated total leverage of the Loan Parties. The specified margin for the revolving acquisition facility will range from 1.25% to 2.25% for loans bearing interest at the Base Rate and from 2.25% to 3.25% for loans bearing interest at the Eurocurrency Rate.

In addition, the Borrowers will incur a commitment fee on the unused portion of (x) the committed U.S. dollar revolving working capital facility and multicurrency revolving working capital facility ranging from 0.375% to 0.500% per annum and (y) the revolving acquisition facility at a rate ranging from 0.35% to 0.50% per annum. Overdue amounts bear interest at the applicable rates described above plus an additional margin of 2%.

The Credit Agreement contains various covenants and restrictive provisions that, among other things, prohibit the Partnership from making distributions to unitholders if any event of default occurs or would result from the distribution or if the Loan Parties would not be in pro forma compliance with the financial covenants after giving effect to the distribution. In addition, the Credit Agreement contains various covenants that are usual and customary for a financing of this type, size and purpose, including, but not limited to, covenants that require the Loan Parties to maintain: a minimum consolidated EBITDA-to-fixed charge ratio, a minimum consolidated net working capital amount and a maximum consolidated total leverage-to-EBITDA ratio. The Credit Agreement also limits the Loan Parties’ ability to incur debt, grant liens, make certain investments or acquisitions, enter into affiliate transactions and dispose of assets.

The Credit Agreement also contains events of default that are usual and customary for a financing of this type, size and purpose including, among others, non-payment of principal, interest or fees, violation of certain covenants, material inaccuracy of representations and warranties, bankruptcy and insolvency events, cross-payment default and cross-acceleration, material judgments and events constituting a change of control. If an event of default exists under the Credit Agreement, the lenders will be able to terminate the lending commitments, accelerate the maturity of the Credit Agreement and exercise other rights and remedies with respect to the collateral.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 21, 2020, the Partnership issued a press release announcing the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 (including the Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Additionally, the information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Second Amended and Restated Credit Agreement, dated as of May 19, 2020, among Sprague Operating Resources LLC, as U.S. borrower, Kildair Service ULC, as Canadian borrower, the several lenders parties thereto, MUFG Bank Ltd., as administrative agent, the co-syndication agents, the co-collateral agents and the co-documentation agents party thereto

99.1	Press release, dated May 21, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel,
Chief Compliance Officer & Secretary

Dated: May 21, 2020

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